CERTIFICATION OF CHIEF FINANCIAL OFFICER

PURSUANT TO 18 U.S.C. SECTION 1350

In connection with this Quarterly Report of Effective Profitable Software, Inc. (the “Company”) on Form 10-QSB for the period ending Apri1 30, 2005, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Don Bratcher, Chief Financial Officer of the Company, certifies to the best of his knowledge, pursuant to 18 U.S.C. Sec. 1350, as adopted pursuant to Sec. 906 of the Sarbanes-Oxley Act of 2002, that:

1.     Such Quarterly Report on Form 10-QSB for the period ending April 30, 2005, fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.     The information contained in such Quarterly Report on Form 10-QSB for the period ending April 30, 2005, fairly presents, in all material respects, the financial condition and results of operations of Effective Profitable Software, Inc.

Dated: December 14, 2005

EFFECTIVE PROFITABLE SOFTWARE, INC.

By:	/s/ Don Bratcher

Chief Financial Officer